UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  February 19, 2008
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


                    001-09293                            73-1016728
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           (Commission File Number)            (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                                  74820
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       (Address of Principal Executive Offices)               (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On February 19, 2008, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months and year ended December 31, 2007. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                     Description
   -----------                     -----------

     99.1         Company Press Release dated February 19, 2008


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:  /s/ Randy Harp
                              --------------------------------------------------
                              Randy Harp, Chief Operating Officer

Date:  February 19, 2008




For Immediate Release                           Company      Steve Williamson
Tuesday, February 19, 2008                      Contact:        (580) 436-1234

                 Pre-Paid Legal Announces 2007 Year End Results
                                    -- -- --
             15th Consecutive Year of Increased Membership Revenues
                                    -- -- --
                2007 Membership Revenues Up 4%; 2007 EPS Up 11%;

ADA, OK, February 19, 2008 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced results for the fourth quarter and year ended December 31, 2007. Net income for the fourth quarter of 2007 decreased 11% to $11.7 million from $13.2 million for the prior year's fourth quarter due to a fourth quarter 2007 charge of $2.9 million relating to income taxes. In the fourth quarter, we discovered and corrected a clerical error in the amount of net operating loss reported in a 2003 state income tax return which resulted in nonpayment of income taxes in that state for several years. The $2.9 million charge was comprised of $2.0 million pertaining to 2006 and prior years and $900,000 pertaining to the first 3 quarters of 2007. This charge was not individually material to the 2007 prior quarters or 2006 or prior years. Diluted earnings per share decreased 2% to 92 cents per share from 94 cents per share for the prior year's comparable quarter due to a decrease in net income of 11% and 9% decrease in the weighted average outstanding shares. Membership revenues in the fourth quarter of 2007 increased 5% to $108.9 million from $103.8 million for the same period last year.

Net income for the full year of 2007 decreased 1% to $51.2 million from $51.8 million for 2006. Diluted earnings per share for 2007 increased 11% to $3.88 per share from $3.51 per share for the prior year due to decreased net income of 1% and a 10% decrease in the weighted average number of outstanding shares. Membership revenues for 2007 were up 4% to $427.4 million from $412.2 million for the prior year marking the fifteenth consecutive year of increased membership revenue.

Net cash provided from operating activities increased 24% to $67.2 million for 2007 from $54.4 million for 2006. During 2007 we purchased and formally retired 1,318,721 shares of our common stock for $66.5 million, or an average price of $50.40 per share. From April 1999 to year-end 2007, we invested $362.4 million in the repurchase of 12.7 million shares at an average price of $28.56 per share, reducing the number of shares outstanding at year-end 2007 to 12.4 million. At December 31, 2007, we had $73.7 million of debt outstanding and $58.9 million in cash and cash equivalents and unpledged investments.

Fourth quarter 2007 membership fees increased 1% to $108.9 million from $107.7 million for the 2007 third quarter while associate services revenues remained unchanged at $6.0 million vs. the third quarter of 2007. Commissions decreased 4% while associate services and direct marketing expenses decreased approximately 22%. Membership benefits were 35% of membership fees for both periods. Commissions, as a percent of membership fees, were 30% and 31%, respectively, for the two periods while general and administrative expenses were 10% and 13%, respectively, for the two periods. These general and administrative expenses were reduced during the 2007 fourth quarter by a $2.1 million reclassification of certain state taxes from general and administrative expenses to the provision for income taxes.

After our earnings conference call later this week, we expect to continue our open market share purchases as we have remaining authorization from the Board to purchase an additional 307,836 shares and funds available for share purchases of approximately $14 million.

We will conduct a conference call to present the year end results on Thursday, February 21, 2008 at 8:30 a.m. Eastern Time. The conference call will be web cast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 325-4904. Audio replay will be available beginning at 11:30 a.m. Eastern Time on February 21, 2008 and will run through midnight Thursday, February 28, 2008 by dialing (719) 457-0820; pass code for the replay is 9762458. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2005 Form 10-K and pages 7 through 9 of our September 30, 2006 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.





PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)

             (Dollars and shares in 000s, except per share amounts)

                                                                        Three Months              Year Ended
                                                                     Ended December 31,          December 31,
                                                                  ------------------------ -------------------------
                                                                      2007        2006         2007         2006
                                                                  -----------  ----------- -----------  ------------
Revenues:
  Membership fees..............................................   $   108,898  $   103,757 $   427,428  $   412,200
  Associate services...........................................         6,048        6,706      25,112       26,857
  Other........................................................         1,122        1,209       4,549        4,967
                                                                  -----------  ----------- -----------  ------------
                                                                      116,068      111,672     457,089      444,024
                                                                  -----------  ----------- -----------  ------------
Costs and expenses:
  Membership benefits..........................................        37,639       37,075     148,792      145,771
  Commissions..................................................        32,172       30,739     130,593      126,762
  Associate services and direct marketing......................         6,916        7,463      28,875       29,493
  General and administrative...................................        10,627       12,362      50,474       50,078
  Other, net...................................................         3,220        3,677      13,841       12,232
                                                                  -----------  ----------- -----------  ------------
                                                                       90,574       91,316     372,575      364,336
                                                                  -----------  ----------- -----------  ------------

Income before income taxes.....................................        25,494       20,356      84,514       79,688
Provision for income taxes.....................................        13,772        7,125      33,312       27,890
                                                                  -----------  ----------- -----------  ------------
Net income.....................................................   $    11,722  $    13,231 $    51,202  $    51,798
                                                                  -----------  ----------- -----------  ------------

Basic earnings per common share................................   $      .92   $      .95  $     3.89   $     3.54
                                                                  -----------  ----------- -----------  ------------

Diluted earnings per common share..............................   $      .92   $      .94  $     3.88   $     3.51
                                                                  -----------  ----------- -----------  ------------

Weighted average number of shares:
  Basic........................................................        12,727       13,972      13,151       14,642
  Diluted......................................................        12,752       14,051      13,197       14,739


Net cash provided by operating activities...............................................     $   67,178   $   54,385
Net cash provided by (used in) investing activities.....................................     $   30,064   $  (52,613)
Net cash used in financing activities...................................................     $  (84,332)  $  (23,698)


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